                                 SCHEDULE 14A

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement           [_]Confidential, for use of the
                                      Commission only
                                             (as permitted by Rule 14a-
                                             6(e)(2))
[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material pursuant to Rule 14a-12

                           Navigant Consulting, Inc.
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        [NAVIGANT CONSULTING, INC. LOGO]

                                                                November 2, 2000

Dear Navigant Consulting Shareholder:

   You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at the Omni Chicago Hotel, Chicago, Illinois on Thursday, November 30, 2000, at 9:00 a.m. Chicago time. I look forward to greeting as many of our shareholders as possible.

   Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

   Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. Alternatively, you may also vote your shares over the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

   We look forward to meeting those of you who will be able to attend the meeting.

                                         Sincerely,

                                   [GOODYEAR SIGNATURE]
                                         William M. Goodyear
                                         Chairman of the Board and
                                         Chief Executive Officer

                       [NAVIGANT CONSULTING, INC. LOGO]

                             615 N. Wabash Avenue
                            Chicago, Illinois 60611

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD THURSDAY, NOVEMBER 30, 2000

To the Shareholders of Navigant Consulting, Inc.:

   We will hold the annual meeting of shareholders of Navigant Consulting, Inc., at the Omni Chicago Hotel, 676 N. Michigan Avenue, Chicago, Illinois, 60611 on Thursday, November 30, 2000 at 9:00 a.m. Chicago time. The purposes of the meeting are to:

     1. Re-elect one director to our Board of Directors to serve for a term of three years;

     2. Consider and vote upon a proposed amendment to our Employee Stock Purchase Plan to, among other things, increase the total number of shares authorized to be issued under the plan from 450,000 to 750,000, and to provide for subsequent annual increases of the total authorized shares by the lesser of 500,000 shares or 1.2 percent of the company's then-outstanding shares;

     3. Consider and vote upon a proposed amendment to our Long-Term Incentive Plan designed to better align the interests of our non-employee directors with our shareholders and employees by, among other things, reducing their cash compensation, providing for a one-time grant of stock options to non-employee directors of 15,000 shares immediately following the annual meeting, providing for one-time grants of stock options to new non-employee directors of 15,000 shares following their initial election or appointment to the Board of Directors and providing for annual awards of stock options to non-employee directors of 5,000 shares beginning in January 2001; and

     4. To transact any other business properly brought before the meeting or any adjournments of the meeting.

   If you were a shareholder of record at the close of business on October 16, 2000, you are entitled to notice of and to vote at the annual meeting.

                                   IMPORTANT

   Whether or not you expect to attend the meeting, we urge you to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the meeting because you have the right to revoke your proxy at any time before it is voted.

   We have also enclosed Navigant's 1999 Annual Report on Form 10-K, and the proxy statement with this notice of annual meeting.

                                       By order of the Board of Directors,
[Signature]
                                       Philip P. Steptoe
                                       Secretary

Chicago, Illinois
November 2, 2000

                                ---------------

                            YOUR VOTE IS IMPORTANT.
              PLEASE VOTE YOUR PROXY ON THE INTERNET BY VISITING
                               www.proxyvote.com
                                      OR
              MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

                           Navigant Consulting, Inc.
                                 615 N. Wabash
                            Chicago, Illinois 60611

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2000 annual meeting of shareholders. We will hold the annual meeting on Thursday, November 30, 2000, at 9:00 a.m., Chicago time, at the Omni Chicago Hotel, 676 North Michigan Avenue, Chicago, Illinois 60611. We will begin mailing this proxy statement and the accompanying proxy card to shareholders, beginning on or about November 2, 2000.

   At the annual meeting, our shareholders will consider the re-election of one director to our Board of Directors, a proposed amendment to our employee stock purchase plan and a proposed amendment to our long-term incentive plan. The Board of Directors does not know of any other matters that may properly be brought before the annual meeting. If other matters should properly come before the annual meeting, the persons named as proxies in the enclosed proxy intend to vote or otherwise act on those matters in accordance with their best judgement.

Proxy Solicitation

   We will bear the expenses of this solicitation of proxies, including expenses of preparing and mailing this proxy statement. In addition to solicitation by mail, we may solicit proxies in person or by telephone, telegram or other means of communication by our officers, directors and employees, who will receive no additional compensation for, but may be reimbursed for their out-of-pocket expenses incurred in connection with, that solicitation. We have engaged D.F. King & Co. Inc. to solicit proxies and to assist us in distributing materials, for a fee estimated at $15,000, plus reimbursement of out-of-pocket expenses. We will furnish copies of soliciting materials to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of shares held in their names and will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding our solicitation materials to beneficial owners.

Shareholders Entitled to Vote and Voting Information

   Only holders of record at the close of business on October 16, 2000, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any adjournments thereof. Each share of our common stock, par value $0.001 per share, entitles the record holder to one vote on each matter to be voted on at the meeting. As of the record date, approximately 41,351,164 shares of our common stock were issued and outstanding. A majority of the shares of our common stock which are issued and outstanding and entitled to vote will constitute a quorum at the meeting.

   Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. The other matters voted on at the meeting shall be determined by a majority of the votes cast.

   If you mark "withhold authority" on your proxy card with respect to the election of the nominee for director, your vote will not count either "for" or "against" the nominee. If you mark your proxy card to "abstain" on other matters, your vote will not be counted in determining whether a majority vote was obtained and will have the legal effect of a vote against those matters. If a broker or other person holding shares for you does not vote on a proposal (broker non-votes), your shares will not be counted in determining the number of votes cast. Votes withheld, absentions and broker non-votes will be counted in determining whether a quorum is present at the meeting.

   If you do not give directions on your proxy card and you return the signed card, the persons named in the proxy card will vote the shares at their discretion on all matters.

   If you vote by proxy, you may revoke that proxy at any time before it is voted by attending the meeting in person and voting in person, by sending us a proxy bearing a later date or by filing with the Secretary of Navigant Consulting a written revocation at the principal executive offices of Navigant Consulting, 615 N. Wabash Avenue, Chicago, Illinois 60611.

   YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes, with a class of directors elected each year for a three-year term. At this annual meeting one director, Peter B. Pond, has been nominated for election to the Board. The director elected at the annual meeting will serve for a term of three years, which will expire at our annual meeting of shareholders to be held in 2003 and until his successor is elected and qualified. The persons named as proxies will vote for Mr. Pond for election to the Board unless the proxy card is marked otherwise.

   If Mr. Pond becomes unable or unwilling to serve, proxies will be voted for election of a person designated by the Board. The Board knows of no reason why Mr. Pond should be unable or unwilling to serve.

   The Board of Directors recommends that shareholders vote FOR Mr. Pond.

   A listing of the principal occupation, other major affiliations and age of the continuing directors of Navigant Consulting, including the nominee for election, is set forth below:

Nominee for Election at this Meeting to a Term Expiring the Annual Meeting of Shareholders in 2003:

   Peter B. Pond, 55, has served as one of our directors since November 1996. Mr. Pond is the founder and General Partner of Alta Equity Partners, a venture capital firm. He formerly served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from June 1991 to March 2000. Mr. Pond is a director of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

Directors Whose Terms Continue Until the Annual Meeting of Shareholders in
2001:

   James R. Thompson, 63, has served as one of our directors since August 1998. Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until January 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State's Attorney of Cook County. He is a former Chairman of the President's Intelligence Oversight Board. Governor Thompson is currently a member of the Boards of Directors of Jefferson Smurfit Group, Prime Retail, Inc., The Japan Society (New York), Metal Management, Inc., Prime Group Realty Trust, FMC Corporation, the Chicago Board of Trade and Hollinger International. He serves on the Board of the Chicago Historical Society, the Art Institute of Chicago, the Museum of Contemporary Art, the Lyric Opera and the Illinois Math & Science Academy Foundation.

   Samuel K. Skinner, 61, has served as a director since December 15, 1999. Mr. Skinner is Chief Executive Officer of US Freightways, a transportation and logistics business. He formerly served as Co-Chairman of Hopkins & Sutter, a law firm based in Chicago. Mr. Skinner recently retired as President of the Commonwealth Edison Company and its holding company Unicom Corporation. Prior to joining Commonwealth Edison, he served as Chief of Staff to President George Bush. Prior to his White House service, Mr. Skinner served in the President's cabinet for nearly three years as Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm Sidley & Austin. From 1984 to 1988, while practicing law full time, he also served as Chairman of the Regional Transportation Authority of northeastern Illinois and was appointed by President Reagan as Chairman of the President's Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1977, President Ford appointed him United States Attorney, one of the few career prosecutors ever to hold such position. He is currently a member of the Boards of Directors of US Freightways, ANTEC Corporation and Midwest Express Holdings, Inc.

Directors Whose Terms Continue Until the Annual Meeting of Shareholders in
2002:

   William M. Goodyear, 52, has served as a director since December 15, 1999. The Board of Directors elected him Chairman of the Board and Chief Executive Officer on May 19, 2000. He is immediate past chairman and former Chief Executive Officer of Bank of America, Illinois. In addition, he was President of the Bank of America's Global Private Bank until January of 1999. He was Vice Chairman and a member of the Board of Directors of Continental Bank, prior to the 1994 merger between Continental Bank Corporation and BankAmerica Corporation. Mr. Goodyear joined Continental Bank in 1972 and subsequently held a variety of assignments including corporate finance, large corporate lending, trading and distribution. He was stationed in London from 1986 to 1991 where he was responsible for European and Asian Operations. Mr. Goodyear is currently a member of Chicago's Commercial Club, the Board of Trustees for the Museum of Science and Industry and the finance council of the Archdiocese of Chicago. He is a member of the Board of Trustees of the University of Notre Dame, the Chicago Public Library Foundation and serves on the Rush-Presbyterian Hospital Board. Mr. Goodyear is a director of Equity Office Properties Trust, where he is Chairman of its audit committee. He is an advisory director of Shorebank in Chicago and a member and director of the executive committee of Home Place of America, Inc.

   Thomas A. Gildehaus, 60, was elected to the Company's Board of Directors on October 4, 2000. In recent years Mr. Gildehaus has served as Chairman and Chief Executive Officer of Southwest Supermarkets LLC of Phoenix, Arizona, Chairman and Chief Executive Officer of Northwestern Steel and Wire Company of Sterling Illinois, and President and Chief Executive Officer of UNR Industries, Inc. of Chicago. Prior to 1992 Mr. Gildehaus served as Executive Vice President of Deere & Company in Moline, Illinois. In the 1970s, Mr. Gildehaus was Vice President of Temple, Barker & Sloan, a consulting firm in Lexington, Massachussetts. Mr. Gildehaus is a graduate of Yale University and received a Mater of Business Administration, with distinction, from Harvard University.

   Carl S. Spetzler, 58, served as our President and Co-Chief Executive Officer from November 1999 until May 2000. He was appointed a director of the company on November 21, 1999. Prior to and after these dates, Dr. Spetzler has served as the Executive Managing Director of our Strategic Consulting practice until the sale of that practice to Dr. Spetzler and certain other employees in October 2000. From 1986 until 1999, Dr. Spetzler was the President of Strategic Decisions Group, which we acquired in February 1999.

   John S. Reed resigned from the Board in May 2000. Mitchell H. Saranow's term as a director expires at the annual meeting of shareholders in 2000 and he has notified the company that he does not wish to be nominated for re-election to the Board. The Board anticipates taking further action after the annual meeting to make the number of directors in each class as nearly equal as reasonably possible.

Board and Committees Meetings

   The Board met 14 times in 1999. All directors attended at least 75% of the meetings of the Board and of the committees on which they served.

   The Board of Directors has an Executive Committee, which can act in lieu of the Board of Directors as necessary. The Executive Committee was established in February 2000 and has not met in 2000.

   The Board of Directors has an Audit Committee which monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; establishes and monitors the independence and performance of our independent auditors; provides an avenue of communication among the independent auditors, management and our Board of Directors; and monitors significant litigation and financial risk exposure. The members of the Audit Committee are Messrs. Thompson (Chairman) and Skinner, each of whom is independent as defined by the listing standards of the New York Stock Exchange. After considering Governor Thompson's financial literacy, financial management expertise and the relationship between his law firm Winston & Strawn and the Company (see "Certain Relationships and Related Transactions," below) including the materiality of the relationship to the company, to the Governor personally, and to Winston & Strawn, the Board determined in its business judgment that Governor Thompson has the requisite financial literacy and financial management expertise to serve on the Audit Committee; and further that Governor Thompson's relationship with Winston & Strawn will not interfere with his exercise of independent judgment as a member of the Audit Committee. The former Audit Committee met two times in 1999. The reconstituted Audit Committee has met seven times during 2000.

   The Board of Directors has a Compensation and Organization Committee which reviews and monitors matters related to management development and succession; develops and implements executive compensation policies, and pay for performance criteria for the company; reviews and recommends to the Board the initial and annual base salaries, annual incentive bonus and all long term incentive awards of our Chairman of the Board and Chief Executive Officers; reviews and approves such compensation arrangements for all corporate officers, executive managing directors and certain other key employees; administers, interprets and applies, and determines benefits and grants stock-related incentives under, our stock incentive and executive compensation plans, and exercises all powers of the Board of Directors under those plans other than the power to amend or terminate those plans; reviews and approves material matters concerning our employee compensation and benefit plans; and carries out such responsibilities as have been delegated to it under various compensation and benefit plans and such other responsibilities with respect to our compensation and organization matters as may be referred to it by our Board of Directors or management. The Committee's Report on Executive Compensation is included under the caption "Compensation Committee Report on Executive Compensation." The former Compensation Committee did not hold any meetings during 1999. The reconstituted Compensation and Organization Committee has met nine times during 2000.

   The Board of Directors has a Finance Committee that, among its other duties, reviews the company's financial condition, financial structure, short and long range plans including capital budget and financial planning for consistency with fiscally sound operation and corporate strategy to build shareholder value; reviews and makes recommendations to the Board regarding the timing, amount and types of financing, securities repurchase programs, and dividend policies and actions; reviews the company's cash flow, cash management, risk management policies and similar matters; and reviews the company's insurance arrangements and certain proposed acquisitions. The Finance Committee was established in February 2000 and has met once during 2000.

   The membership of the various committees has changed several times since our last annual meeting, as set forth in the table below.

                                                  Jan. 2000-           June 2000-
                               1999               June 2000             present
                               ----               ----------           ----------
   Executive(1)           Not established       Saranow (Ch.)        Goodyear (Ch.)
                                                Goodyear             Skinner
                                                Reed(2)              Spetzler
                                                Skinner              Thompson
                                                Spetzler

   Audit(5)               Pond                  Goodyear (Ch.)       Thompson (Ch.)
                          Saranow               Skinner              Skinner
                          Thompson
                          Maher

   Compensation(3)(5)     Pond                  Skinner (Ch.)        Skinner (Ch.)
                          Saranow               Goodyear             Goodyear
                          Thompson                                   Pond
                          Maher

   Finance(4)             Not established       Saranow (Ch.)        Goodyear (Ch.)
                                                Goodyear             Pond
                                                Pond                 Thompson
                                                Skinner

--------
(1) The Executive Committee was established by the Board of Directors in February 2000.
(2) Mr. Reed resigned from the Board of Directors and from the Executive Committee in May 2000.
(3) The Compensation Committee was reconstituted as the Compensation and Organization Committee in February 2000.
(4) The Finance Committee was established in February 2000.
(5) Mr. Gildehaus has agreed to serve on the Audit Committee and the Compensation and Organization Committee beginning November 30, 2000.

Director Compensation

   Under our current long-term incentive plan, we grant each director not employed by us an option to purchase 3,000 shares of common stock for each year of the term to be served upon the director's initial election or re-election to the Board. Thus, a director elected to a three-year term receives 9,000 options. The options have an exercise price equal to the fair market value of the common stock on the date of grant and become exercisable in equal installments over the term to be served beginning on the first anniversary of the date of grant, so that 3,000 options become exercisable each year. From time to time, we have granted our non-employee directors additional options after reviewing the level of compensation other companies similarly situated to us pay their non-employee directors. For a description of a proposed amendment to our long-term incentive plan, see Proposal 3: Amendment of Our Long-Term Incentive Plan. If that proposed amendment is adopted, the company does not currently plan to grant any options to non-employee directors, other than the formula options described in the proposed amendment.

   In 2000, we also paid each non-employee director an annual retainer of $35,000 and a fee of $1,500 for each Board meeting or Committee meeting attended. If the proposed amendment to our long-term incentive plan is adopted, beginning in January 2001, we instead will pay each non-employee director an annual retainer of $25,000 and will pay each Committee chairman an additional annual retainer of $2,500, in addition to payment to each non-employee director of the $1,500 meeting fees for each Board meeting or Committee meeting attended. All directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings.

                                  PROPOSAL 2:

                 AMENDMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

   Appendix A to this proxy statement contains a proposed fifth amendment to the company's employee stock purchase plan (the "ESPP"). If shareholder approval is received, the amendment will be adopted by the company. The following is a summary of the amendments to the ESPP and is qualified in its entirety by reference to the full text of appendix A.

   The number of shares of our common stock reserved for issuance under the ESPP is 450,000. At the time the ESPP was adopted, the company employed fewer than 100 employees. As of the date of this proxy statement, the company employed about 1,300 employees, most of whom are eligible to participate in the ESPP. As a result of the company's rapid growth in recent years, continuing purchases by employees of increasing quantities of shares of common stock, and other contributing factors, all of the 450,000 reserved shares of common stock had been purchased as of June 30, 2000.

   The amendment to the ESPP (i) increases the number of shares of common stock authorized to be issued pursuant to the ESPP from 450,000 to 750,000, plus an annual increase to be added each January 1 in an amount equal to the lesser of 500,000 shares of common stock or 1.2% of the issued and outstanding shares of common stock; (ii) changes the definition of "Company" to Navigant Consulting, Inc.; (iii) changes the name of the ESPP to the "Navigant Consulting, Inc. Employee Stock Purchase Plan"; and (iv) makes certain other technical changes, including adding a limitation on the number of shares that any employee may purchase during any Offering Period.

   The Board of Directors believes that the amendment will further the purposes of the ESPP by ensuring that there are a sufficient number of shares of our common stock available for purchase under the plan by current and future eligible employees. The amendment will help give the company the ongoing ability to attract and retain the employee and management talent necessary for the company's continued success in the current competitive labor market.

Description of the ESPP

   Our current ESPP was adopted by our Board of Directors on March 14, 1997 and was approved by the company's shareholders on May 21, 1997. The ESPP was twice amended effective October 1, 1997 and was subsequently amended effective September 15, 1998 and February 15, 2000. The purpose of the ESPP is to enable eligible employees to acquire a proprietary interest in the company by purchasing shares of the company's common stock through payroll deductions.

   The ESPP is administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"). The Committee has full power to construe and interpret the ESPP, and to establish and amend rules and regulations for its administration. The Committee also will have full authority to correct any defect or reconcile any inconsistency in the ESPP, and its decisions are final, conclusive and binding.

   All employees of the company and, if designated by the Board of Directors, its subsidiaries whose customary employment exceeds twenty hours per week are eligible to participate in the ESPP. An employee may not purchase common stock under the ESPP if after that purchase the employee would own 5% or more of the combined voting power or value of all classes of stock of the company or any of its subsidiaries. In addition, no employee may acquire rights to purchase common stock under the ESPP at a rate which exceeds $25,000 of fair market value of such common stock during a calendar year, to be determined in the manner provided by the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

   An eligible employee may become a participant in the ESPP by authorizing a payroll deduction on a form provided by the Committee. A request for payroll deductions or a request for a change in payroll deductions by a participant will be effective the next Offering Date following the delivery of the authorization form to the Committee, provided that if the authorization form is delivered to the Committee less than 15 days prior to the Offering Date, it will become effective on the next Offering Date that is 15 or more days following delivery of the authorization form to the Committee. For purposes of the ESPP, "Offering Date" is defined as the date on which the Committee grants an eligible employee the right to purchase shares of common stock. A participant may elect to have deductions made from his or her pay on each payday at a whole number percentage rate between 1% and 15% of the compensation that he or she is entitled to receive. The deduction rate may be reduced or increased at any time during any "Offering Period" (the period between the Offering Date and the date on which the shares of common stock are to be purchased) by filing an authorization form with the Committee. Regardless of the level of deductions an employee elects, an employee may not purchase more than 7,000 shares of common stock during any Offering Period.

   Unless the Committee otherwise determines, the amount withheld from the compensation of each participant during any payroll period will be forwarded to an agent appointed by the Committee. The agent will then purchase the company's common stock periodically, and any shares so purchased will be held by the agent, subject to a participant's withdrawal or termination as discussed below. Cash dividends that are paid on common stock held by the ESPP will be used to purchase additional shares of the company's common stock. Any administrative or commission expenses incurred, or fees charged, by the agent will be paid by the company. The purchase price of the common stock to be purchased with participants' payroll deductions will be equal to 85% of the lesser of the fair market value of the common stock on the Offering Date and on the date the common stock is purchased. The fair market value of the common stock on a given date will be determined by the Committee based upon the reported closing sales price of the common stock on such date.

   If the limit on the number of shares of common stock available to be purchased under the ESPP is reached, then the last purchase of common stock will be allocated among the participants pro rata based upon the number of shares that would have been purchased under the ESPP without the limitation.

   A participant may elect to withdraw his or her shares or any cash credited to his or her account at any time. All of the cash deposits returned to the participant will be paid to him or her promptly after receipt of the notice of the withdrawal, without interest. Shares of common stock to be delivered to the participant will be registered in his or her name, or if the participant directs in writing to the Committee, in the name of the participant and the person designated by the participant, and will be delivered to the participant as soon as practicable after the request for withdrawal. If the participant wishes to sell shares of the common stock in his or her account, he or she may notify the Committee to sell the same, in which event all commission costs incurred in connection with the sale of the shares of common stock will be paid by the participant. A participant who sells, or requests delivery of, his or her shares of common stock within two years of an Offering Date or within one year of the date the shares were purchased will be required to cease participation in the ESPP. Such a participant may begin participation again on the Offering Date that is coincident or next follows the expiration of two full Offering Periods.

   A participant may elect to stop participating in the ESPP at any time by notifying the Committee. When the notice is received by the Committee, the participant will receive a distribution of all of his or her accumulated payroll deductions, without interest. If the participant stops participating in the ESPP, no further payroll deductions will be made on his or her behalf, except upon the filing of a new authorization form. Upon ceasing participation in the ESPP, a participant may reenter the ESPP as any subsequent Offering Date.

   An employee must be employed by the company or a subsidiary on the date the common stock is purchased in order to participate in the purchase for that Offering Period. If a participant becomes ineligible to participate in the ESPP at any time, all payroll deductions made on his or her behalf that have not been used to purchase shares of common stock will be returned to the participant within sixty days after the Committee determines that the participant is not eligible.

   In the event the company pays a stock dividend or makes a distribution of shares, or splits up, combines, reclassifies or substitutes other securities for its outstanding shares of common stock, the Committee will make an appropriate adjustment to the number of shares that may be purchased during any Offering Period and the applicable purchase price.

   The Board of Directors may amend the ESPP in any respect except that the maximum number of shares available for purchase may not be increased (except upon stock splits and dividends, combinations and similar events) and the class of eligible employees and rate of compensation deductions may not be modified without stockholder approval. The Board of Directors may terminate the ESPP at any time. However, no termination or amendment will affect the rights of participants previously granted without such participants' consent.

Federal Income Tax Consequences

   The following provides a general summary of the federal income tax consequences to the company of the ESPP.

   The ESPP is designed to qualify as an employee stock purchase plan under
Section 423 of the Code. As a result, a participant in the ESPP will not recognize income and the company will not be entitled to a deduction either at the time the participant elects to participate in the ESPP or at the time that the participant purchases common stock under the ESPP. When a participant sells or otherwise disposes of the common stock, the participant will recognize income. The character and amount of such income depends generally on the length of time such stock was held by the participant.

   If an employee disposes of the common stock acquired under the ESPP after at least two years from the Offering Date and one year from the date the common stock was purchased, then the employee must treat as ordinary income the lesser of (i) the amount, if any, by which the fair market value of the common stock at the time of disposition exceeds the purchase price paid, or
(ii) 15% of the fair market value of the common stock on the Offering Date. Any additional gain will be treated as long-term capital gain. The company will not be allowed a deduction if the holding period requirements described in this paragraph are satisfied.

   If an employee disposes of the common stock before the expiration of the later of two years from the Offering Date and one year from the date of purchase, then the employee must treat as ordinary income the excess of the fair market value of the common stock on the date of purchase over the purchase price. Any additional gain will be treated as long-term or short-term capital gain, depending upon whether the common stock was held for more than one year after the date of purchase. The company will be entitled to a deduction equal to the ordinary income recognized by the employee.

Vote Required; Directors' Recommendation

   The holders of a majority of the shares of common stock present in person or by proxy at the meeting must vote in favor of the proposed amendment for it to be approved. The Board recommends that you vote FOR the amendment to the ESPP.

                                  PROPOSAL 3:

                   AMENDMENT OF OUR LONG-TERM INCENTIVE PLAN


   Our current long-term incentive plan was adopted by our Board of Directors, effective June 30, 1996, and was approved by our shareholders on October 2, 1996. The plan was amended, effective June 1, 1999, and the amended plan was approved by our shareholders on July 15, 1999. The company is proposing to further amend our long-term incentive plan (with such amendments, the "Amended LTIP"). If shareholder approval is received, the Amended LTIP will be adopted as set forth in appendix B to this proxy statement.

   The company believes that its current compensation arrangements for non-employee directors should be modified to better align their interests with those of our shareholders and employees by reducing the cash component and increasing the equity component of such compensation. Such changes will make the compensation arrangements for our non-employee directors more consistent with the Retention Plan for key employees adopted in September 2000 (see the Compensation Committee Report on Executive Compensation, below, under "Annual Compensation"), which relies on a careful balance of cash and equity-based compensation, vesting over time.

   Specifically, the company believes that the cash component of non-employee directors' compensation is too high in relation to the equity component, and may be somewhat higher than industry and peer averages. Therefore, if the Amended LTIP is adopted, the Board intends to reduce the annual retainer of $35,000 currently paid to each non-employee director to $25,000 and to pay an additional annual retainer of $2,500 to Committee chairmen. Such retainers will be paid quarterly, beginning in January 2001. In addition, each non-employee director would continue to receive a $1,500 meeting fee for each Board or Committee meeting attended.

   In contrast, the equity component of our non-employee directors' compensation consists entirely of stock options that no longer align the non-employee directors' interests with those of the company, its shareholders and employees. Virtually all of the options previously awarded to our non-employee directors have exercise prices far in excess of the current market price of our company's common stock, and far in excess of the exercise prices of the options acquired this year by our employees pursuant to the options exchange offer or the Retention Plan (see the Compensation Committee Report on Executive Compensation, below, under "Annual Compensation"), in which our non-employee directors were not eligible to participate. In addition, under the company's long-term incentive plan the number of formula options granted to non-employee directors upon initial election or reelection (each granting the right to purchase 9,000 shares at an exercise price equal to the closing market price on the date of grant, vesting one third each year for three years) is somewhat below industry and peer averages. Therefore, the company now proposes to amend its long-term incentive plan to provide for a one-time grant of stock options to non-employee directors of 15,000 shares at the current market price immediately following this annual meeting, and to provide for annual awards of options to each non-employee director of 5,000 shares at then-current market prices.

   In addition, the company believes that it is desirable at this time to revise the long-term incentive plan to correct certain ambiguities and inconsistencies and to make other technical changes, all as described in more detail below.

   The following summary of the amendments reflected in the Amended LTIP is qualified by reference to the full text of appendix B.

  . The provisions of the plan regarding formula options to be granted to non-employee directors were revised to provide that formula options should be granted as follows:

   (i) Each individual serving as a non-employee director immediately following the conclusion of the annual meeting to which this proxy statement relates automatically shall be granted on November 30, 2000 a formula option to purchase 15,000 shares of common stock (reduced by the number of shares subject to any formula options granted under the plan to the non-employee director during the 90-day period immediately preceding November 30, 2000). Such formula option shall become fully exercisable on May 31, 2001. No formula options have been granted to non-employee directors during such 90-day period, except for options to purchase 9,000 shares which were granted to Mr. Gildehaus on October 4, 2000.

   (ii) Each individual who is first elected to, or first begins to serve, a three-year term as a non-employee director after November 30, 2000 other than by reason of termination of employment automatically shall be granted, on the date of such initial election or service, a formula option to purchase 15,000 shares of common stock. The shares of common stock subject to such formula option shall be reduced pro rata (5,000 shares per year) for a non-employee director first elected to, or first beginning to serve, a term of less than three years. Such formula option shall become fully exercisable on the six-month anniversary of the date of the non-employee director's initial election or service.

   (iii) Each January 1st occurring after November 30, 2000 and during a non-employee director's initial term, or any subsequent term, the non-employee director automatically shall be granted a formula option to purchase 5,000 shares of common stock. Such formula option shall become fully exercisable on the one-year anniversary of the January 1st grant date.

   The purchase price of each share subject to a formula option shall be equal to 100% of the fair market value of a share of common stock on the date of grant of such option. In addition, each formula option will be subject to other terms and conditions under the plan for nonqualified stock options. The plan also was revised to include a provision to make it clear that the grant of formula options to non-employee directors will not preclude the grant of other awards under the plan to non-employee directors.

  . A provision of the plan prohibiting the acceleration of the right to exercise a formula option granted to a non-employee director was deleted because it was inconsistent with another provision of the plan that permits discretionary acceleration of awards in certain circumstances and requires acceleration of awards in other circumstances.

  . A provision of the plan requiring that any payment or right under the plan that (either alone or together with other payments or rights accruing from the company to a participant in the plan) constituted a parachute payment be reduced so that as a result of the payment or right no excise tax under Code Section 4999 would be incurred by the participant and no deduction by the company would be disallowed was deleted because the company believes it was inconsistent with customary practice regarding parachute payments in connection with long-term incentive plans.

  . A provision of the plan authorizing the withholding of shares of common stock that otherwise would be issuable upon the exercise of a stock option for the payment of the exercise price of such option was deleted because such authorization might result in adverse accounting consequences to the company.

  . The price of a share of common stock, or an increase in such price, was added as business criteria that may be considered in establishing performance conditions to which an award under the plan may be subject.

  . A provision of the plan indicating that 1,300,000 shares of common stock were available under the plan for grants of incentive stock options was revised to be consistent with another provision of the plan that indicates that 5,500,000 shares of common stock are available under the plan for grants of incentive stock options.

  . Other provisions of the plan were revised to reflect (i) the change in the name of the company from The Metzler Group, Inc. to Navigant Consulting, Inc.; (ii) the change in the name of the plan from The Metzler Group, Inc. Long-Term Incentive Plan to the Navigant Consulting, Inc. Long-Term Incentive Plan; and (iii) the change in the par value of a share of common stock from $.01 to $.001. In addition, the provisions of the plan applying to the company before it became publicly traded were deleted.

Description of the Amended LTIP

   Under the Amended LTIP, we are authorized to make grants of the following:

  . incentive stock options;

  . non-qualified (or non-statutory) stock options;

  . restricted stock;

  . stock appreciation rights;

  . performance awards; and

  . cash awards

   The Compensation and Organization Committee administers the Amended LTIP. This Committee determines which employees, consultants, non-employee directors and independent contractors receive awards under the Amended LTIP and establishes the terms, conditions and limitations of each award, subject to the terms of the Amended LTIP and the applicable provisions of the Code. As of the date of this proxy statement, approximately 1,300 employees and all of our non-employee directors are eligible to participate in the Amended LTIP. Except as described in the first bullet point under this description of Proposal 3 beginning on page 9 and under "Compensation and Organization Committee Report on Executive Compensation," no determination has been made as to the number of options or other awards that will be granted to any individual who is eligible to participate in the Amended LTIP.

   The Board may amend the Amended LTIP in any respect, except that the following changes may not be made without stockholder approval:

  . the maximum number of shares available for awards may not be increased except upon stock splits and dividends, combinations and similar events;

  . the requirements as to eligibility may not be materially modified;

  . the benefit to participants may not be materially increased;

  . the period during which incentive options may be granted or exercised may not be extended; and

  . the class of employees eligible to receive incentive options may not be modified.

Terms and Conditions of Awards under the Amended LTIP

   Awards under the Amended LTIP may consist of any combination of one or more incentive or non-qualified options, restricted stock, stock appreciation rights, performance awards or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that awards other than options will be paid in cash, shares of common stock, or a combination of cash and common stock. The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred awards at any time if a participant (a) provides services for a competitor, (b) discloses confidential information, or (c) fails to disclose and convey to us any invention or idea he or she developed while employed by us and relating to our business.

   If the nature or number of outstanding shares of common stock changes due to stock split, stock dividend, reorganization or similar event, we will make adjustments to the numbers of shares and the applicable exercise and base prices under outstanding awards to prevent dilution or enlargement of the awards previously granted.

   We may grant both incentive and non-qualified options pursuant to the Amended LTIP. Incentive options must have an exercise price per share equal to at least the fair market value of a share at the time the award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of our issued and outstanding capital stock, then the exercise price per share will be not less than one hundred ten percent (110%) of fair market value on the date of grant. The Committee will determine, in its sole discretion on the date of the grant, the exercise price for non-qualified options, and, except as the committee determines to be appropriate pursuant to Code Section 162(m), the exercise price may be less than fair market value. All incentive options granted under the Amended LTIP have a maximum term of ten years, except incentive options granted to a 10% shareholder have a maximum term of five years. The Committee may set the term of non-qualified options in its discretion. At the time an option is awarded, the Committee will specify the date or dates upon which the option, or portions of the option, becomes exercisable. The Committee will set the manner of payment for the purchase price upon exercise of the option in the particular award agreement or by general rules.

   A participant who ceases to be an employee or key non-employee for any reason other than death, disability or termination "for cause" will be permitted to exercise any option to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A participant who is terminated for "cause," as defined in the Amended LTIP, will immediately lose all rights to exercise any options. In the case of either death or disability, the option must be exercised within twelve months after the date of death or onset of disability, and prior to the original expiration date of the option.

   The Committee may award shares of common stock on a restricted basis. The Committee will determine the terms of a restricted stock award at the time the award is made and the terms will be described in the award agreement. After the restricted stock is awarded, the participant will be a shareholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock.

   The Committee may award stock appreciation rights either alone, in tandem or in combination with an option or other award. A stock appreciation right will permit the participant to receive, upon exercise, cash or shares of common stock equal in value to the excess of the fair market value of a share of common stock as of the exercise date over the base price set by the Committee at the time the stock appreciation right is granted, multiplied by the number of shares of common stock then being exercised under the stock appreciation right. The base price will be at least the fair market value of a share of common stock on the date of grant, unless the Board approves a lower base price. Stock appreciation rights will become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant.

   Under the provisions of the Amended LTIP, non-employee members of the Board will be granted options to purchase shares as described in the first bullet point under this description of Proposal 3 beginning on page 9.

   The Committee may award performance awards or cash awards under the Amended LTIP, subject to restrictions and conditions and other terms as determined by the Committee at the time of the award.

   The closing price of a share of common stock of the company on the New York Stock Exchange on October 30, 2000 was $3 7/8.

Federal Income Tax Consequences

   The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Amended LTIP.

   A participant will not recognize taxable income at the time an option is granted and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and we will be entitled to a corresponding deduction.

   A participant will not recognize taxable income at the time stock appreciation rights are granted and we will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of cash paid by us to the participant. This amount is deductible by us as a compensation expense.

   A participant will not recognize taxable income at the time restricted stock is granted and we will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is made, the participant will recognize taxable income at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to (i) the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares and (ii) the amount of cash paid by us to the participant. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

   A participant will not recognize taxable income at the time performance awards are granted and we will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of cash paid by us to the participant. This amount is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

   A participant will not recognize taxable income at the time a cash award that is subject to restrictions is granted and we will not be entitled to a tax deduction at such time. Upon settlement of a cash award the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of cash paid by us to the participant. This amount is deductible by us as a compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Vote Required; Directors' Recommendation

   The holders of a majority of the shares of common stock present in person or by proxy at the meeting must vote in favor of the proposed amendment for it to be approved. The Board recommends that you vote FOR this amendment to our long-term incentive plan.

                COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   In February 2000 the Board approved a new charter for the reconstituted Compensation and Organization Committee. This report describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program and the rationale for compensation paid to our Chief Executive Officers and other officers and key employees in general.

Compensation Philosophy and Objectives

   The reconstituted Committee believes that in the near term the compensation offered to its Chief Executive Officer or Officers, other officers and key employees must be sufficient to attract, retain and fairly compensate highly qualified individuals in unusually challenging circumstances. In the longer term, executive compensation should be competitive and based on overall financial results, individual contributions and teamwork, with the objective that a fair relationship exists between executive pay and the creation of shareholder value. The reconstituted Committee, among other things, considers the performance of the company's operations, the compensation of executive officers and key employees of competitors, salary surveys of industry-related positions or positions at comparably-sized companies, the salary history of the particular individual and other compensation then in place, including outstanding stock option awards.

   The reconstituted Committee determines compensation by using its subjective judgment and taking into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. There is no singular objective formula by which compensation is determined and the decisions are ultimately subjective.

Annual Compensation

   The compensation program has three elements:

  . annual base salary;

  . annual bonuses, which are based on certain performance objectives; and

  . stock option and other awards under the long-term incentive plan, which are based on both company performance and individual performance.

   Base Salary. Base salaries for the Chief Executive Officer, other officers and key employees are established based on the scope of the duties and responsibilities of each individual's position. The base salary of the Chief Executive Officer is reviewed annually in accordance with his employment agreement. Mr. Goodyear's employment agreement and the employment agreements of Messrs. Reed, Saranow and Spetzler, who were the company's Co-CEO's from November 1999 to May 2000, are described below in the section entitled "Management Compensation." Typically, other officers and key employees hired since November 1999 also have employment agreements specifying base salaries.

   Annual Bonuses. In July 1996, the Board approved a compensation program for executive officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. Under this policy, which was in effect for calendar year 1999, certain other officers and key employees were able to earn bonuses from 0 percent to 125 percent. Typically, other officers and key employees hired since November 1999 also have signed employment agreements with maximum bonus opportunities from 0% to 100% of their respective base salaries, based on the reconstituted Committee's review of their performance. However, Mr. Goodyear's employment agreement does not specify any maximum bonus opportunity.

   Bonuses are paid in cash as soon as determinable after the end of the calendar year in which they were earned, but prior to March 15. The bonus is forfeited if employment is terminated before the last day of the calendar year in which it was earned.

   Incentive Plan. The reconstituted Committee believes that stock options and other forms of equity compensation are an important component of the compensation offered by the company and promote long-term retention of its Chief Executive Officer, other officers and key employees, motivate high levels of performance and recognize an executive's contributions to the success of the company. In addition, equity compensation aligns management's interests with those of our shareholders on a long-term basis. The reconstituted Committee recognizes that we conduct our business in an increasingly competitive industry. In order to remain competitive, we must employ the best and most talented executives and managers who possess demonstrated skills and experience. The reconstituted Committee believes that stock options and other forms of equity compensation may give us an advantage in attracting and retaining such employees. The reconstituted Committee also believes our long-term incentive plan is an important feature of our executive compensation package. Under the plan, options and other forms of equity compensation may be granted to the Chief Executive Officer, other officers and key employees who are expected to make important contributions to our future success. In reviewing the size of stock option or other equity grants, the reconstituted Committee focuses primarily on our performance and the perceived role of each person in accomplishing our performance objectives, as well as the satisfaction of individual performance objectives.

   Options Exchange Offer. Earlier this year, the reconstituted Committee concluded that the effectiveness of our incentive plan was limited by two factors. First, due to the substantial decline in the market price of the company's common stock, most outstanding stock options had exercise prices far in excess of current market price and were no longer an effective tool in encouraging employees to join or remain with the company or motivating high levels of performance. Second, the number of shares subject to awards made under our incentive plan is limited to 25% of the issued and outstanding common stock. The number of then-outstanding stock options was at or near this 25% limit. Accordingly, in May 2000 the reconstituted Committee recommended and the Board approved a voluntary option exchange program whereby employees (other than members of the Board and executive officers) were allowed to exchange one or more of their existing stock options for a smaller number of new stock options with an exercise price of $5.9375 per share, approximately $1 above then-current market value. The new options are initially unvested and will vest in ten equal quarterly increments beginning March 1, 2001 and ending June 1, 2003. The exchange ratio was set with the intent that for each employee, the new options would have approximately the same economic value as the surrendered old options, although the circumstances under which the exchange was carried out made such comparisons of value difficult. Nevertheless, the reconstituted Committee was advised that if such an option exchange program were implemented, it would be deemed a "repricing" of the outstanding stock options for accounting purposes, which would lead to unfavorable accounting repercussions. However, the reconstituted Committee determined that such concerns were outweighed by the benefits of conducting the exchange program.

   Retention Plan. In September 2000 the Board approved the value sharing retention program (the "Retention Plan"), a one-time compensation strategy designed to address employee retention issues and properly incent approximately three hundred and eighty key employees in our "core" businesses and maximize shareholder value. The Retention Plan consists of three components: cash bonuses vesting in four equal quarterly installments over the next year; restricted stock awards vesting in three equal annual installments over the next three years; and option awards, each with an exercise price of $3.9375, the closing market price of the company's common stock on September 1, 2000, with ten percent vesting on September 1, 2000 and the remainder vesting in equal quarterly installments of 5 percent each over a four and one-half year period ending on March 31, 2005. The Retention Plan agreements for more senior employees also provide for immediate vesting in the event of a "Change in Control" as defined in the Retention Plan agreements. In addition, each Retention Plan agreement typically includes a general release of all employee claims against the company. The Board and the reconstituted Committee determined that Mr. Goodyear, Mr. Perks, Mr. Steptoe and four other corporate officers should participate in the Retention Plan, however, their Retention Plan equity awards are in lieu of any further equity awards for calendar year 2000, and any Retention Plan cash bonuses paid will be taken into account in determining any annual cash bonuses under their employment agreements.

Policy on Deductibility of Compensation

   Internal Revenue Code Section 162(m) prohibits us from deducting for federal income tax purposes any amount paid in excess of $1,000,000 to any Chief Executive Officer or any of our four most highly paid executive officers. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The reconstituted Committee believes that our current compensation arrangements, which are primarily based on performance, are appropriate and in the company's and its shareholders' best interests, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the reconstituted Committee does not plan to make significant changes in the basic philosophy and practices reflected in our executive compensation program.

Chief Executive Officers' Compensation

   The total compensation of the three Co-Chief Executive Officers under their employment agreements, which were approved by the reconstituted Committee in January 2000, was consistent with the reconstituted Committee's compensation objectives described above. Mr. Goodyear's total compensation under his employment agreement, which was approved by the Board on May 19, 2000, and his participation in the Retention Plan as approved by the Board on October 4, 2000, is also consistent with the reconstituted Committee's compensation objectives described above. Mr. Goodyear's employment agreement and the Co-Chief Executive Officers' employment agreements are described in detail in the section below entitled "Management Compensation"./1/

                                          COMPENSATION AND ORGANIZATION
                                           COMMITTEE

                                          Samuel K. Skinner, Chairman
                                          William M. Goodyear
                                          Peter B. Pond
--------
/1 /Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission, neither the "Compensation and Organization Committee Report on Executive Compensation" nor the material under the caption "Shareholder Return Performance Graph" shall be deemed to be soliciting material or to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the company under that Act or the Securities Act of 1933, as amended.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Prior to December 1999 the Compensation Committee of our Board of Directors consisted of Messrs. Maher, Pond, Saranow and Thompson. Prior to his resignation in November 1999, Mr. Maher was the Chairman and Chief Executive Officer of the company. In November 1999, Mr. Saranow was elected as our Chairman and Co-Chief Executive Officer. In December 1999 the Board appointed Messrs. Skinner and Goodyear as the sole members of the Compensation Committee. In February 2000 the Board reconstituted the Compensation Committee as the Compensation and Organization Committee. Messrs. Skinner and Goodyear continued as the sole members of this reconstituted Committee. In June 2000 Mr. Pond was added to the reconstituted Committee.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   The following graph compares the percentage change in the cumulative total shareholder return on our common stock against the New York Stock Exchange Market Index (the "NYSE Index"), the NASDAQ Stock Market U.S. Index (the "NASDAQ Index") and the Peer Group. The graph assumes that $100 was invested on October 4, 1996 (the effective date of our initial public offering) at the initial public offering price of $10.67 per share, in each of our common stock, the NYSE Index, the NASDAQ Index and the Peer Group. The graph also assumes that all dividends, if paid, were reinvested.

   Note: The stock price performance shown below is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG NAVIGANT CONSULTING, INC.,
                      NYSE, NASDAQ AND PEER GROUP INDICES


                                                                      Navigant
                                              NYSE   Nasdaq   Peer   Consulting,
Measured Period                               Index   Index   Group     Inc.
---------------                              ------- ------- ------- -----------
Measurement Point--10/4/96.................. $100.00 $100.00 $100.00   $100.00
FYE 12/31/96................................ $106.91 $104.71 $106.27   $158.75
FYE 12/31/97................................ $140.66 $128.08 $137.02   $200.63
FYE 12/31/98................................ $167.37 $180.64 $124.70   $364.97
FYE 12/31/99................................ $183.27 $318.60 $184.63   $ 81.52
                                             ------- ------- -------   -------

--------
Note:
   (a) The Peer Group consists of the following companies: American Management Systems, Cambridge Technology Partners, Ciber, Inc., Computer Horizons Corporation, Gartner Group, Inc., Diamond Technology Partners Incorporated, Keane, Inc., Meta Group, Inc., Sapient Corporation, Technology Solutions Company, and Whittman-Hart, Inc. The Peer Group is weighted by market capitalization. The company is considering whether to revise prospectively its Peer Group in light of the company's strategic review and restructuring carried out in 2000.
   (b) Two members of the Peer Group at December 31, 1997 ceased to be publicly traded in 1998. Accordingly, Claremont Technology Group Inc. and Computer Management SCI are not included in the current Peer Group.
   (c) Beginning on July 27, 1999, the company's common stock has traded on the New York Stock Exchange. Prior to that date, it traded on the NASDAQ market. Accordingly, the company has changed the broad equity market index from the NASDAQ Index to the NYSE Index and has included both indices in the chart and table above.

                            MANAGEMENT COMPENSATION

General

   The following table sets forth compensation awarded or earned by our three Co-Chief Executive Officers, one other executive officer who earned more than $100,000 during the year ended December 31, 1999 and two other executive officers who earned more than $100,000 during that year but were not executive officers at December 31, 1999. The company's current executive officers were elected in 2000 and are not included in the following table.

                          Summary Compensation Table

                                                                Long-Term
                                  Annual Compensation         Compensation
                              ----------------------------   ---------------
                                                               Securities
                                              Other Annual     Underlying     All Other
Name and Principal            Salary   Bonus  Compensation       Options     Compensation
Position                 Year   ($)     ($)       ($)        (No. of Shares)     ($)
------------------       ---- ------- ------- ------------   --------------- ------------
Mitchell H. Saranow..... 1999  69,232  35,000        --           19,500          --
 Former Chairman and Co-
  Chief
 Executive Officer(1)

John J. Reed............ 1997 145,000 217,861        --              --           204(9)
 Former Vice Chairman    1998 164,430 315,668        --          100,000          255(9)
  and
 Co-Chief Executive      1999 246,474 363,525        --           50,000          908(9)
  Officer(2)

Carl S. Spetzler........ 1999 311,058 298,942                    108,895        2,516(9)
 Former President and
  Co-Chief
 Executive Officer(3)

James F. Hillman........ 1997 206,250     --         625(7)       37,500          --
 Former Chief Financial  1998 250,000     --   1,994,063(8)       75,000          204(9)
  Officer(4)
                         1999 162,692     --         --              --           204(9)

Robert P. Maher......... 1997 411,250     --       1,500(7)      150,000          --
 Former Chairman,        1998 462,060     --         --          375,000          717(9)
  President and
 Chief Executive         1999 426,613     --         --          112,500        1,188(9)
  Officer(5)

Timothy D. Kingsbury.... 1997 223,958  85,619      4,500(7)          --         1,530(9)
 Former Chief Financial  1998 225,000     --       4,500(7)        6,000        1,734(9)
  Officer
 and Treasurer(6)        1999 240,625  87,500        --          144,000          324(9)

--------
(1) Mr. Saranow was elected to his positions in November 1999 and was replaced in May 2000. Prior to and after that time he served as a non-employee director of the company. See also the discussion of Mr. Saranow's employment agreement under "Employment Agreements," below.
(2) Mr. Reed was elected to his positions in November 1999 and was replaced in May 2000, when he also resigned from the Board. Prior to that time he was an employee but not an executive officer of the company. Mr. Reed joined the company in August 1997 when it acquired Reed Consulting Group. See also the discussion of Mr. Reed's employment agreement under "Employment Agreements," below.
(3) Mr. Spetzler was elected to his positions in November 1999 and was replaced in May 2000. Prior to that time he was an employee but not an executive officer of the company. Mr. Spetzler joined the company in February 1999 when it acquired Strategic Decisions Group. See also the discussion of Mr. Spetzler's employment agreement under "Employment Agreements," below.
(4) Mr. Hillman was our Chief Financial Officer from April 1996 to May 1999 and from November 1999 through May 2000. See also the discussion of Mr. Hillman's employment arrangement under "Employment Agreements," below.

(5) Mr. Maher was our Chairman, President and Chief Executive Officer until he resigned in November 1999.
(6) Mr. Kingsbury was our Chief Financial Officer and Treasurer from May 1999 until he resigned from those positions in November 1999. Before and after this period he has served as an employee of the company. He is not currently an executive officer of the company.
(7) Represents matching payments and profit sharing under applicable 401(k)
    Plan.
(8) Consists of compensation resulting from the exercise of stock options.
(9) Represents earnings associated with group term life insurance.

Executive Option Grants

   The following table sets forth the stock option grants we made to each of the named executive officers in 1999.

                            Options Grants in 1999

                          Individual Grants (1), (9)

                                     Percent of
                       Number of    Total Options
                       Securities    Granted to   Exercise
                       Underlying   Employees in   Price              Grant Date
                        Options      Fiscal Year    Per    Expiration  Present
Name                    Granted         1999       Share      Date    Value (1)
----                   ----------   ------------- -------- ---------- ----------
Mitchell H. Saranow...   19,500(2)       .44%     $26.5625 6/30/2009  $  272,000
John J. Reed..........   50,000(3)      1.12%     $30.5000 3/22/2009  $  802,000
Carl S. Spetzler......   25,000(4)       .56%     $26.5625 6/30/2009  $  349,000
                          8,895(5)       .20%     $30.5000 3/22/2009  $  143,000
                         75,000(6)      1.67%     $50.7500  2/7/2009  $2,026,000
Robert P. Maher.......  112,500(7)      2.51%     $26.5625 2/20/2002  $1,571,000
Timothy D. Kingsbury..  144,000(8)      3.21%     $26.5625 6/30/2009  $2,011,000

--------
(1) The fair value of the option grant is estimated as of the date of grant using the Black-Scholes option pricing model. The following assumptions were used

      Expected Volatility............................................... 75%
      Risk-free interest rate........................................... 5.5%
      Dividend yield.................................................... 0%
      Expected life..................................................... 3 years

(2) The options were granted on July 1, 1999 at the fair market value of common stock on that date; 50% of these options become exercisable on July 1, 2001 and the remainder become exercisable 25% on July 1, 2002 and 25% on July 1, 2003.
(3) The options were granted on March 23, 1999 at the fair market value of common stock on that date and become exercisable 50% on March 23, 2001, 25% on March 23, 2002 and 25% on March 23, 2003.
(4) The options were granted on July 1, 1999 at the fair market value of common stock on that date and became exercisable 100% on February 8, 2000.
(5) The options were granted on March 23, 1999 at the fair market value of common stock on that date and became exercisable 100% on March 23, 2000.
(6) The options were granted on February 8, 1999 at the fair market value of common stock on that date; 33% of these options become exercisable on February 8, 2001 and the remainder become exercisable 33% on February 8, 2002 and 33% on February 8, 2003.
(7) The options were granted on July 1, 1999 at the fair market value of common stock on that date; 37,500 of these options become exercisable on November 21, 2000. Pursuant to Mr. Maher's Consulting Agreement signed in November 1999, he relinquished the remaining 75,000 options granted on July 1, 1999.

(8) The options were granted on July 1, 1999 at the fair market value of common stock on that date; 50% of these options become exercisable on July 1, 2001 and the remainder become exercisable 25% on July 1, 2002 and 25% on July 1, 2003.
(9) See also the discussion of options granted in January 2000 to Messrs. Saranow, Reed, Spetzler and Hillman under "Employment Agreements," below.

Option Exercises and Holdings

   The following table sets forth the exercise of options during 1999 by the named executive officers and the number of options and approximate values for in-the-money options at December 31, 1999. Because the exercise price of all such stock options is greater than $10.875 per share, which was the closing price of the common stock as reported by the New York Stock Exchange on December 31, 1999, the table shows that there were no in-the-money options at that date.

                    Aggregated Option Exercises in 1999 and
                            Year End Option Values

                                                     Number of Shares        Value of Unexercised
                                                  Underlying Unexercised     In-The-Money Options
                           Shares                Options at Year End(#)(3)        at Year End
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Mitchell H. Saranow.....      0         $0.00      24,750        75,250       $0.00        $0.00
John J. Reed............      0         $0.00         0         150,000       $0.00        $0.00
Carl S. Spetzler........      0         $0.00         0         108,895       $0.00        $0.00
Robert P. Maher.........   112,500      $0.00      75,000       225,000       $0.00        $0.00
Timothy D. Kingsbury....      0         $0.00         0         150,000       $0.00        $0.00

Employment Agreements

   Employment Agreements for Messrs. Saranow, Reed and Spetzler. In January 2000 the company entered into employment agreements with each of its three Co-Chief Executive Officers, Messrs. Saranow, Reed and Spetzler. Each agreement provided for a three year term ending November 12, 2002, an annual base salary of $500,000 with annual increases in the discretion of the compensation committee, and a maximum annual bonus opportunity of 100% of base salary and a target payment of 65% of the base salary. Each agreement provided for a prorated bonus payment of $35,000 for the period ending December 31, 1999, and Messrs. Reed's and Spetzler's agreements also provided that each would be entitled to receive a bonus for the 1999 calendar year in accordance with the terms and conditions previously established by the company for each of their services rendered as an employee prior to November 12, 1999. Each agreement also provided for a grant to the executive of an option to purchase 300,000 shares under the company's long-term incentive plan, which option would vest and become exercisable 50% on the date of grant, 25% six months after the date of grant and 25% 18 months after the date of grant (subject to immediate vesting in the event of a change of control, termination of the executive without cause (as defined in the agreement) or termination by the executive for good reason (as defined in the agreement). For each agreement, the date of grant was January 18, 2000 and the exercise price of the options was the closing price of the company's common stock on that date, $10 per share. Each agreement provided, among other things, that if the company terminated the executive for other than "good cause" (as defined in the agreement) or the executive terminated his employment for "good reason" (as defined in the agreement), then the company would pay to the executive an amount equal to the sum of two times his base salary and two times the annual bonus most recently paid to the executive. However, if the executive terminated his own employment other than for "good reason," the company would have no further obligation to the executive other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due.

   On May 19, 2000, the Board replaced the three CEOs. Subsequently, the Board agreed to pay each of Messrs. Reed and Spetzler an amount equal to two times their annual base salary and two times the annual bonus most recently paid to each. For Mr. Reed, this amount was $1,727,050, and for Mr. Spetzler, this amount was $1,597,884. Messrs. Reed and Spetzler agreed to accept unsecured promissory notes for such amounts payable in twelve equal monthly installments with interest at the company's borrowing rate. The notes are subject to acceleration upon the occurrence of certain events, including a "Change of Control" (as defined in the notes) or a "Liquidity Event" (as defined in the notes). At the Board's request, Messrs. Reed and Spetzler did not terminate their employment with the company but rather returned to work with their practice groups, and the Board entered into new employment arrangements with each of them, which among other things allowed Messrs. Reed and Spetzler to exchange their previously granted employee stock options for a smaller number of employee stock options with lower exercise price on the same terms offered to other employees in May 2000. Neither Mr. Reed nor Mr. Spetzler is participating in the Retention Plan.

   In late October 2000, the company sold its Strategic Decisions Group business to Mr. Spetzler and certain other employees. Mr. Spetzler's employment by the company terminated on the date of closing. The sale constituted a "Change of Control" both for purposes of Mr. Spetzler's promissory note and for purposes of his employee stock options. As a result, the company paid Mr. Spetzler the remaining unpaid balance of his note on the date of closing. In addition, fifty percent of Mr. Spetzler's employee stock options vested automatically on the date of closing and will expire, unless sooner exercised, ninety days thereafter. The remaining fifty percent of Mr. Spetzler's employee stock options expired on the date of closing.

   The Board was unable to reach an agreement with Mr. Saranow concerning the amount, if any, due him upon termination of his employment agreement. In accordance with the dispute resolution provisions of his employment agreement, Mr. Saranow filed a demand for arbitration. On October 19, 2000, the arbitrator found that Mr. Saranow terminated his own employment other than for "good reason," that Mr. Saranow is entitled to no termination payment and that Mr. Saranow's employee stock options have expired. A motion for reconsideration is pending.

   Employment Agreement with Mr. Goodyear. In May 2000 the company entered into an employment agreement with its new Chairman and Chief Executive Officer, Mr. Goodyear. Mr. Goodyear's employment agreement is similar to the employment agreements with Messrs. Saranow, Reed and Spetzler, with the following exceptions: The term is for one year beginning May 19, 2000. Mr. Goodyear's base salary is $450,000 rather than $500,000, his bonus is discretionary and not tied to any target or maximum percentage of base salary, and rather than 300,000 options, he received 200,000 stock appreciation rights, each of which allows him to elect at any time prior to May 19, 2005 to receive an amount equal to the excess of the closing price of a share of the company's common stock on such election date over $5, the closing market price on May 19, 2000. In addition, in September 2000 pursuant to the Retention Plan described above, the Board made an award to Mr. Goodyear consisting of a cash bonus of $450,000, 71,500 shares of restricted stock, and 178,750 nonqualified stock options, each component of such award vesting over the applicable one, three and four and one-half year periods described above in connection with the Retention Plan.

   Other Employment Agreements with Executive Officers. The company has employment agreements with other of its executive officers. The employment agreement with Mr. Perks, our Executive Vice President and Chief Financial Officer, is for a rolling two year period, such that the remainder of the term shall always be two full years, and provides for an annual base salary of $350,000, with annual increases in the discretion of the Compensation and Organization Committee, and a maximum annual bonus opportunity of 100% of base salary and a target payment of 65% of the base salary. Mr. Perks' agreement also provides for a cash signing bonus of $90,000 and 10,000 shares of restricted common stock vesting 50% on January 4, 2001 and 50% on July 4, 2001. In addition, Mr. Perks' agreement provides for a grant of an option to purchase 150,000 shares under the company's long-term incentive plan at an exercise price of $5 per share, which option vested on July 4, 2000, an additional 25% vests on January 4, 2001, and the remaining 25% vests on July 4, 2001. In the event of a change in control or if the company terminates Mr. Perks other than for "cause" (as defined in the agreement) or if he terminates his employment for "good reason" (as defined in the agreement), then the company will pay to Mr. Perks an amount equal to (a) 1.5 times his then current base salary plus the annual bonus most recently paid to him, plus
(b) a pro rata bonus for the calendar year of termination at the target bonus level. If a payment or benefit received by Mr. Perks would be subject to excise tax as a result of Section 280G of the Code, the agreement provides for a reduction of the post-termination payments to the executive if, as a result of the excise tax, the net amount of post-termination payments retained by the executive (taking into account income and excise taxes) are increased by the reduction. In addition, in September 2000 pursuant to the Retention Plan described above, the Board made an award to Mr. Perks consisting of a cash bonus of $210,000, 30,000 shares of restricted stock, and 75,000 nonqualified stock options, each component of such award vesting over the applicable one, three and four and one-half year periods as described above in connection with the Retention Plan.

   The employment agreement with Mr. Steptoe, our Vice President, General Counsel and Secretary, provides for an annual base salary of $250,000, a maximum annual bonus opportunity of 50% of base salary and a grant to Mr. Steptoe of an option to purchase 100,000 shares under the company's long term incentive plan, at an exercise price of $9 per share, which option vests and becomes exercisable as to 25,000 of those shares six months after the date of grant and as to an additional 25,000 shares every six months thereafter, subject to immediate vesting in the event of a change in control. The agreement provides that if the company terminates Mr. Steptoe's employment without cause, the company will continue his base salary for six months. In addition, in September 2000 pursuant to the Retention Plan described above, the Board made an award to Mr. Steptoe consisting of a cash bonus of $125,000, 10,000 shares of restricted stock, and 25,000 nonqualified stock options, each component of such award vesting over the applicable one, three and four and one-half year periods described above in connection with the Retention Plan.

   The arrangement with Mr. Hillman, who was our Chief Financial Officer from November 1999 through May 2000, provided for an annual base salary of $350,000, a maximum annual bonus opportunity of 50% of base salary and a grant of 150,000 shares under the company's long term incentive plan, at an exercise price of $10.125 per share, 100,000 of which vested on the date of grant. The other 50,000 due to vest one year after the date of grant, expired without vesting when he resigned. The arrangement also provided for payments to Mr. Hillman in consideration of his execution of a release of the company of $200,000 in January 2000 and $200,000 in January 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In April 1999, Mr. Maher, the company's Chairman and Chief Executive Officer at that time, borrowed $2.7 million from the company so that he could exercise his then-vested options. Mr. Maher exercised all 112,500 of his then-vested options at an exercise price of $24.00 per share. In August 1999, Mr. Maher borrowed an additional $10 million from the company. The applicable interest rate for this loan was 5.75%, payable annually. In November 1999, the company received from Mr. Maher 605,684 shares of the company's common stock with a then market value of $12.9 million as payment for the principal amount of the loans plus accrued interest.

   Five non-employees related by blood or marriage to Mr. Maher received stock option grants. Mr. Maher has informed the company that each of these persons provided services to the company from time to time and received no other compensation for those services. In addition, one other individual not employed by the company, but who was an employee of an unrelated company owned or controlled by Mr. Maher, received stock option grants. Mr. Maher has informed the company that this individual provided certain services to the company from time to time. These persons are among sixteen as to whom the company has determined, based in part on the absence of contemporaneous documentation, that 0.3 million nonqualified options were issued at prices below fair market value. The company recorded an expense in 1999 of $3.5 million for stock option compensation expense attributable to such options issued to the sixteen individuals. Of the total stock option compensation expense of $3.5 million, $0.6 million is attributable to the first six persons described above.

   In April 1999, Mr. Cain and Mr. Demirjian, respectively the company's Chief Administrative Officer and the company's General Counsel at that time, each borrowed $425,063 from the company to exercise all 18,750 of their then-vested options at an exercise price of $22.67 per share. The notes which evidence these borrowings are full recourse, are due on or before the third anniversary date and bear interest at a rate equal to 5.75%, payable annually. The notes were accompanied by pledge agreements which pledge the exercised option shares as collateral security for repayment of the notes, which shares are currently held by the company. In late August, Mr. Cain, Mr. Demirjian and Mr. Kingsbury (the company's Chief Financial Officer at that time) borrowed $2.625 million, $2.625 million and $1.75 million, respectively, from the company, related to their purchases of 75,000, 75,000 and 50,000 shares, respectively, of the company's common stock from third parties at $35 per share. The notes which evidence these borrowings are full recourse, are due on or before the third anniversary date and bear interest at a rate equal to 5.75%, payable annually. These notes were accompanied by pledge agreements which pledge the shares as collateral security for repayment of the notes, which shares are currently held by the company. Although the notes receivable are full recourse and are not due until the year 2002, the borrowers have each defaulted on their interest payments and, the company doubts that it will be able to collect the full amount due. The borrowers have either challenged the enforceability or declined to confirm their intention to comply with the terms of the notes. The company has accrued a loss contingency as of September 30, 2000 in the amount of $6.1 million, representing the difference between the principal amount of the notes receivable and the value of the shares held by the company as collateral. The company is negotiating with the borrowers concerning payment or compromise of their obligations under their notes.

   In November 1999, the company entered into an agreement with Mr. Maher, pursuant to which, among other things, Mr. Maher agreed to provide certain consulting services to the company over a two year period, including providing information about past transactions or other matters as to which he may be familiar, and the company agreed to pay Mr. Maher twenty-four monthly payments of $25,000. To date, the company has made one such payment to Mr. Maher, in December 1999. Each party claims the other is in breach of such agreement.

   Mr. Pond, one of our directors, and a nominee for director at the annual meeting, was a principal of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") prior to March 2000. DLJ has provided in the past and may provide us in the future with investment banking services. DLJ served as an advisor on certain matters during 1999.

   Mr. Thompson, one of our directors, is Chairman of the law firm of Winston & Strawn. Winston & Strawn has provided in the past and may provide us in the future with legal representation.

   For a description of certain employment agreements between the company and its executive officers and payments made in connection with those agreements, see "Management Compensation--Employment Agreements."

    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

   The following table sets forth certain information regarding the beneficial ownership of common stock as of October 16, 2000 by: (i) each person we know to own beneficially more than five percent of the outstanding shares of common stock; (ii) each of our directors and nominees; (iii) each of the named executive officers; and (iv) all of our directors and executive officers as a group. We believe that each person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such holder, subject to community property laws where applicable. Except where noted otherwise, the address of each person named below is in care of our principal executive offices.

                                                                    Shares
                                                                 Beneficially
Officers, Directors and 5% Shareholders                            Owned(1)
---------------------------------------                        -----------------
                                                                Number   Percent
                                                               --------- -------
Blum Capital Partners, L.P., Richard C. Blum Associates, Inc.
 and Richard C. Blum (2).....................................  2,627,800   6.35%
Heartland Advisors, Inc. (3).................................  4,224,200  10.22%
Mitchell H. Saranow (4)......................................    126,867      *
John J. Reed ................................................      4,914      *
Carl S. Spetzler ............................................    152,008      *
James F. Hillman (5).........................................    100,000      *
Peter B. Pond (6)............................................     54,875      *
William M. Goodyear (7)......................................     80,875      *
Samuel K. Skinner (8)........................................      3,000      *
James R. Thompson (9)........................................     33,500      *
Ben W. Perks (10)............................................     97,500      *
Philip P. Steptoe (11).......................................     36,025      *
Robert P. Maher (12).........................................    187,500      *
Timothy D. Kingsbury (13)....................................     76,250      *
All current directors and executive officers as a group (8
 persons)....................................................    584,650   1.41%

--------
 * less than 1%
(1) Applicable percentage of ownership as of October 16, 2000 is based upon approximately 41.3 million shares of common stock outstanding. Beneficial ownership is a technical term determined in accordance with the rules of the SEC. Beneficial ownership generally means that a shareholder can vote or sell the stock either directly or indirectly.
(2) Based on information provided in the Schedule 13D filed by Blum Capital Partners, L.P., Richard C. Blum & Associates, Inc. and Richard C. Blum with the Securities and Exchange Commission on June 29, 2000, those persons share voting and dispositive power with respect to such shares. The address of each of those persons is 909 Montgomery Street, Suite 400, San Francisco, California 94133.
(3) Based on information provided in the Schedule 13G filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on August 10, 2000. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.
(4) Includes 54,875 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(5) Includes 100,000 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(6) Includes 54,875 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(7) Includes 20,875 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(8) Includes 3,000 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000. On October 30, 2000 Mr. Skinner purchased in the market 10,000 shares of common stock which are not included in the table.
(9) Includes 33,500 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(10) Includes 82,500 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(11) Includes 27,500 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.
(12) Includes 187,500 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000. Mr. Maher's address is c/o Robert T. Markowski, Jenner & Block, One IBM Plaza, Chicago, Illinois 60611.
(13) Includes 1,250 shares of common stock subject to options that are or become exercisable within 60 days of October 16, 2000.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons who beneficially own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. To our knowledge, based solely on review of the copies of such reports sent to us and written representations that no other reports were required, we believe that during the year ended December 31, 1999, our directors, officers and ten percent shareholders complied with their Section 16(a) filing requirements, except that Messrs. Reed and Spetzler filed their Initial Statements of Beneficial Ownership on Form 3 late.

              SHAREHOLDER PROPOSALS FOR THE 2001 PROXY STATEMENT

   If you wish to submit a proposal to be included in the proxy statement for our annual meeting of shareholders in 2001, you must submit the proposal in writing to Secretary, Navigant Consulting, Inc., at 615 N. Wabash, Chicago, Illinois 60611. We must receive a proposal by July 4, 2000 in order to consider it for inclusion in the proxy statement for the 2001 annual meeting of shareholders. However, that deadline will change if we change the date for the 2001 annual meeting by more than 30 days from the date of the 2000 annual meeting of shareholders.

   In addition, our by-laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, the secretary of the company, at the principal executive offices of the company, not less than one hundred twenty nor more than one hundred fifty days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the previous year's election of directors or meeting of shareholders, except that if no annual meeting of shareholders or election by consent was held in the previous year, a proposal must be received by the company within ten days after the company has publicly disclosed the date of the meeting in the manner provided in our by-laws. Our by-laws provide that nominations by shareholders for persons for election as directors must be made by written notice delivered to, or mailed and received by, the secretary of the company at the principal executive offices of the company not less than one hundred twenty nor more than one hundred fifty days prior to the meeting, except that if the company has not publicly disclosed in the manner provided in the by-laws the date of the meeting at least seventy days prior to the meeting date, notice may be given by a shareholder if received by the secretary of the company not later than the close of business on the tenth day following the day on which the company publicly disclosed the meeting date. The by-laws contain provisions regarding information that must be set forth in the shareholder's notice or otherwise provided in connection with shareholder nominations or other business to be brought by shareholders.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   KPMG L.L.P., independent public accountants, audited our financial statements as of and for the fiscal year ended December 31, 1999. We expect representatives of KPMG L.L.P. to be present at the meeting and to be available to respond to your questions. The KPMG L.L.P. representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

   If you would like a copy of our Annual Report on Form 10-K that we filed with the SEC as of and for the year ended December 31, 1999 (excluding exhibits), we will send you one without charge. Please write to:

                              Investor Relations
                           Navigant Consulting, Inc.
                                 615 N. Wabash
                            Chicago, Illinois 60611

                                                                     Appendix A

                            FIFTH AMENDMENT TO THE
                              METZLER GROUP, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

   The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended effective November 30, 2000, subject to shareholder approval, as follows:

     1. Subsection G of Section 2 will be amended in its entirety to change the definition of "Company" to read as follows:

       "Company" means Navigant Consulting, Inc., a Delaware corporation, and any successor thereto.

     2. Subsection O of Section 2 will be amended in its entirety to change the name of "Plan" to read as follows:

       "Plan" means the "Navigant Consulting, Inc. Employee Stock Purchase
    Plan."

     3. The second sentence of Subsection A of Section 5, "Stock," will be deleted in its entirety and substituted with the following:

       The aggregate number of shares of Common Stock that will be made available for purchase under the Plan will not exceed 750,000 shares of Common Stock, plus an annual increase to be added each January 1 in an amount equal to the lesser of (i) 500,000 shares of Common Stock or (ii) 1.2% of the issued and outstanding shares of Common Stock; provided, however, that the aggregate number of shares of Common Stock available will be subject to adjustment upon changes in capitalization of the Company as provided in Subsection B below.

     4. The first sentence of Subsection A of Section 7, "Purchase of Shares," will be deleted in its entirety and substituted with the following:

       On the date when a Participant's authorization form for a deduction becomes effective, and on each Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made, subject to the limit set forth in Subsection J of Section 15.

     5. The first sentence of Section 8, "Time of Purchase," will be deleted in its entirety and substituted with the following:

       From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price, subject to the limit set forth in Subsection J of Section 15.

     6. Section 15, "Limitations," will be amended by adding at the end thereof the following new Subsection J:

       Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock that may be purchased by any Employee during any Purchase Period shall not exceed 7,000, subject to adjustment in the manner described in Subsection B of Section 5. In the event that the maximum number of shares of Common Stock is purchased by an Employee during any Offering Period and cash remains credited to the Employee's account, such cash shall be delivered as soon as practicable to such Employee.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 30, 2000.

                                        Navigant Consulting, Inc.

                                        By: ___________________________________

                                        Its: __________________________________

                                                                     Appendix B

                          [NAVIGANT CONSULTING], INC.

                           LONG-TERM INCENTIVE PLAN

                     As Amended Through November 30, 2000

I. Purpose

   The [Navigant Consulting, Inc. Long-Term Incentive Plan (formerly The] Metzler Group, Inc. Long-Term Incentive Plan[) originally was] adopted June 30, 1996. The Plan is designed to attract and retain selected Key Employees and Key Non-Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

   The Awards may consist of:

     (i) Incentive Options;

     (ii) Nonstatutory Options;

     (iii) Formula Options;

     (iv) Restricted Stock;

     (v) Rights;

     (vi) Performance Awards; or

     (vii) Cash Awards

or any combination of the foregoing, as the Committee may determine.

   The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee. The Plan and the grant of Awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards hereunder shall be null and void ab initio.

II. Definitions

   A. Affiliate means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect.

   B. Award means the grant to any Key Employee or Key Non-Employee of any form of Option, Restricted Stock, Right, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

   C. Award Agreement means an agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

   D. Board means the Board of Directors of the Company.

   E. Cash Award means an Award of cash, subject to the requirements of
Article XII and such other restrictions as the Committee deems appropriate or desirable.

   F. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

   G. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

   H. Common Stock means the common stock of the Company.

   I. Company means [Navigant Consulting, Inc. (formerly The Metzler Group, Inc.).] For all purposes hereunder, Company includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

   J. Disability or Disabled means a permanent and total disability as defined in Section 22(e)(3) of the Code.

   K. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

   L. Fair Market Value means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation System for the valuation date, or, if none, for the most recent trade immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

   M. Formula Option means a Nonstatutory Option granted automatically to a Non-Employee Board Member [in accordance with Article VIII of the Plan.]

   N. Incentive Option means an Option that, when granted, is intended to be an "incentive stock option," as defined in Section 422 of the Code.

   O. Key Employee means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

   P. Key Non-Employee means a Non-Employee Board Member, consultant, advisor or independent contractor of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

   Q. Non-Employee Board Member means a director of the Company who is not an employee of the Company or any of its Affiliates.

   R. Nonstatutory Option means an Option that, when granted, is not intended to be an "incentive stock option," as defined in Section 422 of the Code.

   S. Option means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

   T. Participant means a Key Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

   U. Performance Award means an Award subject to the requirements of Article XI, and such performance conditions as the Committee deems appropriate or desirable.

   V. Plan means [the Navigant Consulting], Inc. Long-Term Incentive Plan [(formerly The Metzler Group, Inc. Long-Term Income Plan)], as amended from time to time.

   W. Restricted Stock means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Article IX, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

   X. Right means a stock appreciation right delivered under the Plan, subject to the requirements of Article X and as awarded in accordance with the terms of the Plan.

   Y. Shares mean treasury or authorized but unissued [shares of] Common Stock, [$0.001] par value, of the Company, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article XVIII of the Plan.

III. Shares Subject to the Plan

   The aggregate number of Shares as to which Awards may be granted from time to time shall be 25% of the issued and outstanding shares of capital stock of the Company from time to time outstanding; provided that no change in the issued and outstanding capital stock shall cause the number of Shares as to which Awards may be granted to decrease; provided, further, that no more than 5,500,000 Shares (as adjusted for stock splits, stock dividends and other similar events) shall be available for the grant of Incentive Options hereunder.

   In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one Key Employee shall not exceed three hundred thousand (300,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof).

   From time to time, the Committee and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are exercised, are forfeited, terminated, expired unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

   Except as otherwise set forth herein, the aggregate number of Shares as to which Awards may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of the amendment.

IV. Administration of the Plan

   The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:

     A. Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

     B. Determine which employees of the Company or an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Awards;

     C. Determine the Key Non-Employees to whom Awards, other than Incentive Options and Performance Awards for which Key Non-Employees shall not be eligible, shall be granted;

     D. Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

     E. Determine the number of Shares for which an Option or Restricted Stock shall be granted;

     F. Determine the number of Rights, the Cash Award or the Performance Award to be granted;

     G. Provide for the acceleration of the right to exercise any Award[;]
  and

     H. Specify the terms, conditions, and limitations upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of Section 422 of the Code.

   The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

   The Committee shall have the authority at any time to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

   Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.

V. Eligibility for Participation

   Awards may be granted under this Plan only to Key Employees and Key Non-Employees of the Company or its Affiliates. The foregoing notwithstanding, each Participant receiving an Incentive Option must be a Key Employee of the Company or of an Affiliate at the time the Incentive Option is granted.

   The Committee may at any time and from time to time grant one or more Awards to one or more Key Employees or Key Non-Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted, provided, however that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company, and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Key Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to Option in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.

   Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

   [The Awards of Formula Options to Non-Employee Board Members will not preclude the Committee from granting to such individuals other types of Awards under the Plan.]

VI. Awards Under this Plan

   As the Committee may determine, the following types of Awards may be granted under the Plan on a stand alone, combination, or tandem basis:

 A. Incentive Option

   An Award in the form of an Option that shall comply with the requirements of Section 422 of the Code. Subject to adjustments in accordance with the provisions of Article XVIII, the aggregate number of Shares that may be subject to Incentive Options under the Plan shall not exceed [five million five hundred thousand (5,500,000).]

 B. Nonstatutory Option

   An Award in the form of an Option that shall not be intended to comply with the requirements of Section 422 of the Code.

 C. Formula Option

   An Award in the form of [a Nonstatutory Option automatically] granted to a Non-Employee Board Member [in accordance with Article VIII of the Plan.]

 D. Restricted Stock

   An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

 E. Stock Appreciation Right

   An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

 F. Performance Awards

   An Award made to a Participant that is subject to performance conditions specified by the Committee, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

 G. Cash Awards

   An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

   Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

VII. Terms and Conditions of Incentive Options and Nonstatutory Options

   Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:

 A. Option Price

   The purchase price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share of the Shares covered by each Nonstatutory Option shall be at such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option. In the case of an Incentive Option, if the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company, the Option price per share of the Shares covered by each Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

 B. Number of Shares

   Each Option shall state the number of Shares to which it pertains.

 C. Term of Option

   Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate.

 D. Date of Exercise

   Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option become exercisable in installments over a period of years, or upon the attainment of stated goals.

 E. Medium of Payment

   The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.

 F. Termination of Employment

     1. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination "for cause," as defined in subparagraph (2) below, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date, or, if earlier, within the originally prescribed term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

     2. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate "for cause" shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall mean (i) a Participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant's perpetration or attempted perpetration of fraud, or a Participant's participation in a fraud or attempted fraud, the Company or a Participant's unauthorized appropriation of, or a Participant's attempt to misappropriate, any tangible or intangible assets or property of the Company; (ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company;
  (iii) a Participant's commission of a felony or any other crime the commission of which results in injury to the Company; or (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or on competition with the Company or any of its businesses as then conducted. The determination of the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

     3. A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of
  Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

     4. Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death, or termination "for cause," and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F within twelve (12) months after the date of Disability or death of such Participant, but in no event beyond the originally prescribed term of the Option.

 G. Total and Permanent Disability

   A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant (i) to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee, and (ii) if the Option becomes exercisable periodically, to the extent of any additional rights that would have become exercisable had the Participant not become so Disabled until after the close of business on the next periodic exercise date.

   A Disabled Participant shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

 H. Death

   In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

 I. Exercise of Option and Issuance of Stock

   Options shall be exercised by giving written notice to the Company. Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised,
(iii) contain the warranty required by paragraph M of this Article VII, if applicable, and (iv) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation that requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable Shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

   If approved in advance by the Committee, payment in full or in part also may be made (i) by delivering Shares already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option price;
(ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or ([i]v) by any combination of the foregoing.

 J. Rights as a Stockholder

   No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

 K. Assignability and Transferability of Option

   Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

 L. Other Provisions

   The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of
Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

 M. Purchase for Investment

   If Shares to be issued upon the particular exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgements, and affirmations, if any, as the Committee may require. In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise.

     "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

     "The shares of stock represented by this certificate are subject to all of the terms and conditions of a certain Stockholders' Agreement dated as
  of          , 199 , among the Company and certain of its stockholders. A copy of the Agreement is on file in the office of the Secretary of the Company. The Agreement provides, among other things, for restrictions upon the holder's right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreement."

   Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

 VIII. Formula Options

   [A. Grant on November 30, 2000

   Each individual serving as a Non-Employee Board Member immediately following the conclusion of the annual meeting of stockholders to be held on November 30, 2000 automatically shall be granted, on such date, a Formula Option to purchase fifteen thousand (15,000) Shares; provided, however, that the number of Shares subject to such November 30, 2000 Formula Option shall be reduced by the number of Shares subject to any Formula Option granted under the Plan to the Non-Employee Board Member during the 90 days immediately preceding November 30, 2000. The purchase price of each Share subject to the Formula Option shall be equal to 100% of the Fair Market Value of a Share of Common Stock on the date of grant of such option. The Formula Option shall become fully exercisable on May 31, 2001.

   B. Grant Upon Initial Election

   Each individual who is first elected or first begins to serve as a Non-Employee Board Member after November 30, 2000 other than by reason of termination of employment automatically shall be granted, on the date of such initial election or service, a Formula Option to purchase fifteen thousand (15,000) Shares. The foregoing notwithstanding, and in lieu thereof, each Non-Employee Board Member whose initial election or service other than by reason of termination of employment is for a term of less than three (3) years automatically shall be granted, on the date of his or her initial election or service, a Formula Option to purchase five thousand (5,000) Shares for each full year of his or her term as a Non-Employee Board Member. The purchase price of each Share subject to the Formula Option shall be equal to 100% of the Fair Market Value of a Share of Common Stock on the date of grant of such option. The Formula Option shall become fully exercisable on the six (6) month anniversary of the date of the Non-Employee Board Member's initial election or service.

   C. Annual Grants

   Each January 1st occurring after November 30, 2000 and during a Non-Employee Board Member's initial term, or any subsequent term, the Non-Employee Board Member automatically shall be granted a Formula Option to purchase five thousand (5,000) Shares. The purchase price of each Share subject to the Formula Option shall be equal to 100% of the Fair Market Value of a Share of Common Stock on the date of grant of such option. The Formula Option shall become fully exercisable on the one year anniversary of the January 1st grant date.

   D. Provisions Applicable to All Formula Options

   Notwithstanding the provisions regarding exercisability of a Formula Option otherwise stated in this Article VIII,] if a Non-Employee Board Member shall cease to be a director of the Company because of death or Disability, [the] Formula Option shall become immediately exercisable and shall be exercisable in accordance with Paragraphs G and H of Article VI [and if] a Non-Employee Board Member ceases to be a director of the Company for any reason other than death or Disability, his or her right to exercise the Formula Option, and the timing of such exercise, shall be governed by the applicable provisions of Paragraph F of Article VII.

   Formula Options shall be evidenced by an Award Agreement which shall conform to the requirements of the Plan, and may contain such other provisions not inconsistent therewith, as the Committee shall deem advisable. The provisions of Article VII governing Nonstatutory Options, and the exercise and issuance thereof, shall apply to Formula Options to the extent such provisions are not inconsistent with this Article VIII.

IX. Required Terms and Conditions of Restricted Stock

   A. The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration, if any, as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

   B. If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, prior to six (6) months from the date of the Award. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award, which certificates shall be held by the Secretary of the Company as provided in Paragraph G.

   C. Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

   D. Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

   E. Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company's option, be resold to the Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock shall revert to the Company, if the Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in
Article XIII, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

   F. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

   G. The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan, properly endorsed for transfer, on behalf of each Participant who holds such Shares, until such time as the Shares of Restricted Stock are forfeited, resold to the Company, or the restrictions lapse. Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Article XV as soon as practicable after the restrictions lapse.

   H. The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the

Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.

X. Required Terms and Conditions of Stock Appreciation Rights

   If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

   A. Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

   B. Upon exercise of a Right, which shall be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XV, and as soon as practicable, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

   C. Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company's obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XV.

   D. A Right may be exercised only by the Participant (or, if applicable under Article XIII, by a legatee or legatees of such Right, or by the Participant's executors, personal representatives, or distributees).

XI. Performance Awards

   A. A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as otherwise limited under Paragraphs C and D, below, in the case of a Performance Award intended to qualify under Code Section 162(m).

   B. Any Performance Award will be forfeited if the Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the expiration of the time period over which the performance conditions are to be measured.

   C. If the Committee determines that a Performance Award to be granted to a Key Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such

Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Paragraph C.

     1. Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Paragraph C. Performance goals shall be objective and shall otherwise meet the requirements of Code
  Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being "substantially uncertain." The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     2. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business units of the Company (except with respect to the total stockholder return[,] earnings per [S]hare [and price of a Share] criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or the Nasdaq-U.S. Index; (3) net income; (4) pre-tax earnings;
  (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per [S]hare; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (13) earnings per [S]hare, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (14) working capital; (15) total revenues; [and (16) price of a Share or an increase in such price.] The foregoing business criteria also may be used in establishing performance goals for Cash Awards granted under Article XII hereof.

     3. Compensation Limitation. No Key Employee may receive a Performance Award in excess of $2,400,000 for any three (3) year period.

   D. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for "performance-based compensation" under Code Section 162(m).

   E. Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to Code Section 162(m).

XII. Required Terms and Conditions of Cash Awards

   A. The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

   B. Any Cash Award will be forfeited if Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

   C. The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

   D. Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XV as soon as practicable after the restrictions lapse or the goals are attained.

   E. The Committee may prescribe such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIII. Termination of Employment

   Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement, or (iii) permitted pursuant to Paragraphs A through C of this Article XIII (subject to the limitations under the Code for Incentive Options), if the employment of a Participant terminates, all unexpired, unpaid, unexercised, or deferred Awards shall be canceled immediately.

   A. Retirement under a Company or Affiliate Retirement Plan. When a Participant's employment terminates as a result of retirement as defined under a Company or Affiliate retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

   B. Resignation in the Best Interests of the Company or an Affiliate. When a Participant resigns from the Company or an Affiliate and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XIV or at such time as the Committee shall deem the continuation of all or any part of the Participant's Awards are not in the Company's or its Affiliate's best interests.

   C. Death or Disability of a Participant

     1. In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

     2. In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

     3. After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements; (ii) accelerate any or all installments and rights; and/or
  (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

XIV. Cancellation and Rescission of Awards

   Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

     A. A Participant shall not breach any protective agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on terms of the protective agreement, if applicable, or on the Participant's position and responsibilities while employed by the Company or its Affiliates, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and other organization or business, the effect of the Participant's assuming the post-employment position on the Company's or its Affiliate's customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

     B. A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company's or Affiliate's business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after employment with the Company or its Affiliates.

     C. A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

   Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B or C of this Article XIV. Failure to comply with the provisions of Paragraphs A, B or C of this Article XIV prior to, or during the one (1) year period after, any exercise, payment, or delivery pursuant to an Award shall cause such exercise, payment, or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment, or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

XV. Payment of Restricted Stock, Rights, Performance Awards and Cash Awards

   Payment of Restricted Stock, Rights, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVI. Withholding

   Except as otherwise provided by the Committee,

     A. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

     B. In the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XVII. Savings Clause

   This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code
Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

XVIII. Adjustments upon Changes in Capitalization; Corporate Transactions

   In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividends payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the Awards granted to, or available for, Participants shall be made in the manner and kind of Shares for the purchase of which Awards may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options. The foregoing notwithstanding, no such adjustment shall be made in an Incentive Option which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an Option as to cause it to be considered as the grant of a new Option.

   Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of a tender offer for the Company's Shares, the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or a sale of all or any portion of the Company's assets or capital stock. Alternatively, the Company may, in its sole discretion, cancel any or all Awards upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the value or appreciated value, whichever is applicable, of the Award, as determined in good faith by the Committee, at the close of business on the date of such event. The preceding two sentences of this Article XVIII notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Award if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

   Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be cancelled immediately.

XIX. Dissolution or Liquidation of the Company

   Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XVIII is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XX. Termination of the Plan

   The Plan shall terminate (10) years from the earlier of the date of its adoption by the Board or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXI. Amendment of the Plan

   The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment that (i) increases the numbers of Shares that may be granted under this Plan, other than as provided by Article XVIII, (ii) materially modifies the requirements as to eligibility to participate in the Plan, (iii) materially increases the benefits to Participants, (iv) extends the period during which Incentive Options may be granted or exercised, or (v) changes the designation of the class of employees eligible to receive Incentive Options, or otherwise causes the Incentive Options to no longer qualify as "incentive stock options" as defined in Section 422 of the Code, also shall be subject to the approval of the stockholders of the Company within one (1) year either before or after such adoption by the Board, subject to the requirements of Article XVII of the Plan.

XXII. Employment Relationship

   Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XXIII. Indemnification of Committee

   In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXIV. Unfunded Plan

   Insofar as it provides for payments in cash in accordance with Article XV, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

[XXV]. Effective Date

   This Plan shall become effective upon adoption by the Board, provided that the Plan is approved by the stockholders of the Company before or at the Company's next annual meeting, but in no event shall stockholder approval be sought more than one (1) year after such adoption by the Board.

[XXVI]. Governing Law

   This Plan shall be governed by the laws of the State of Illinois and construed in accordance therewith.

   Adopted this 30th day of November, 2000.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                    NAVCON    KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
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NAVIGANT CONSULTING, INC.

  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

  Vote On Directors

  1. Proposal to elect Peter B. Pond to the Board of Directors for a term of three years.

      For  Withhold  For All
      All    All     Except

      [_]    [_]       [_]

      To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

      ------------------------------------------------------------------------

  Vote On Proposals

  2. Proposal to amend the Employee Stock Purchase Plan as described in the Company's proxy statement.

      For  Against  Abstain

      [_]    [_]      [_]

  3. Proposal to amend the Long-Term Incentive Plan as described in the Company's proxy statement.

      For  Against  Abstain

      [_]    [_]      [_]

  4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

      For  Against  Abstain

      [_]    [_]      [_]

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  Signature (PLEASE SIGN WITHIN BOX)        Date

  The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. If any matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

  ---------------------------------------------------
                                           |
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  Signature (Joint Owners)                  Date

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                           NAVIGANT CONSULTING, INC.

              Annual Meeting of Shareholders -- November 30, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated November 2, 2000, and hereby appoint(s) Ben W. Perks and Philip Steptoe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held Thursday, November 30, 2000 at 9:00 a.m., Chicago Time, at The Omni Hotel, 676
N. Michigan Avenue, Chicago, Illinois 60611, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

         PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

         (Continued, and to be signed and dated, on the reverse side.)

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